Exhibit e
                      FORM OF PLACEMENT AGENCY AGREEMENT



Salomon Smith Barney, Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the trusts listed on the signature pages hereto (each, a "Trust," and collectively the "Trusts"), each an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and organized as a New York trust, has agreed that Salomon Smith Barney, Inc. ("Salomon") shall be the exclusive placement agent (the "Placement Agent") of beneficial interests in the Trust ("Trust Interests").

1.     SERVICES AS PLACEMENT AGENT

1.1 Salomon will act as exclusive Placement Agent of the Trust Interests covered by the applicable registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither Salomon nor its employees nor any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

1.2 All activities by Salomon and its agents and employees as Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

1.3 Salomon shall perform such specified activities and conduct all of its activities as Placement Agent of Trust Interests, including any activities described herein, as set forth in the Operating Policies and Procedures (the "Operating Procedures") of the applicable Trust (in such form as may be approved from time to time by the Trust's Board of Trustees). To the extent that any provision of this Agreement shall conflict with any provision of the Operating Procedures, the applicable provision of the Operating Procedures shall be deemed to govern.

1.4 Nothing herein shall be construed to require a Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees.


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1.5    Each Trust shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as Salomon may reasonably request. Each Trust shall also furnish Salomon upon request with: (a) unaudited semi-annual statements of the Trust's books and accounts prepared by the Trust, and
       (b) from time to time such additional information regarding the Trust's financial or regulatory condition as Salomon may reasonably request.

1.6 Each Trust represents to Salomon that all registration statements filed by or on behalf of the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of a Trust. Each Trust represents and warrants to Salomon that any registration statement filed by or on behalf of the Trust will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any such registration statement will be true and correct in all material respects at the time of filing of such registration statements or amendments thereto; and that no registration statement filed by or on behalf of the Trust will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Interests. Each Trust may, but shall not be obligated to, propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If a Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from Salomon to do so, Salomon may, at its option, terminate this Agreement as to that Trust. A Trust shall not file any amendment to any registration statement pertaining to that Trust without giving Salomon reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.7 In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Salomon, each Trust agrees to indemnify Salomon, its officers and directors, and any person which controls Salomon within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act,

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       or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the registration statement for that Trust or any of its series (each, a "Portfolio"), or any advertisements or sales literature prepared by or on behalf of the Trust for Salomon's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Salomon. Nothing herein contained shall require a Trust to take any action contrary to any provision of its Declaration of Trust or any applicable statute or regulation.

1.8 Salomon agrees to indemnify each Trust, its officers and Trustees and any person which controls the Trust within the meaning of the 1933 Act against any and all claims, demands, liabilities and expenses that any such indemnified party may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the registration statement for any Trust or any Portfolio, or any advertisements or sales literature prepared by or on behalf of the Trust for Salomon's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Salomon; and (ii) any act or deed of Salomon or its sales representatives that has not been authorized by the Trust in any registration statement or by this Agreement.

1.9 No Trust Interests shall be offered by either Salomon or a Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by a Trust if and so long as the effectiveness of the registration statement pertaining to that Trust or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on a Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time.

1.10 Each Trust agrees to advise Salomon as soon as reasonably practical by a notice in writing delivered to Salomon or its counsel:

(a) of any request by the Commission for amendments to the registration statement pertaining to the Trust then in effect or for additional information;


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(b)    in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement pertaining to the Trust then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement pertaining to the Trust then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

(d) of all action of the Commission with respect to any amendment to any registration statement pertaining to the Trust that may from time to time be filed with the Commission.

For purposes of this paragraph 1.10, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

1.11 Salomon agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trusts all records and other information not otherwise publicly available relative to each Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the appropriate Trust, which approval shall not be unreasonably withheld and may not be withheld where Salomon may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by a Trust.

1.12 In addition to Salomon's duties as Placement Agent, each Trust understands that Salomon may, in its discretion, perform additional functions in connection with transactions in Trust Interests.

The processing of Trust Interest transactions may include, but is not limited to, compilation of all transactions from Salomon's various offices; creation of a transaction tape and timely delivery of it to the applicable Trust's transfer agent for processing; reconciliation of all transactions delivered to a Trust's transfer agent; and the recording and reporting of these transactions executed by the applicable Trust's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

Salomon may also provide other investor services, such as communicating with Trust investors and other functions in administering customer accounts for Trust investors.


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Salomon understands that these services may result in cost savings to the
Trusts or to the Trusts' investment manager and neither the Trusts nor the Trusts' investment manager will compensate Salomon for all or a portion of the costs incurred in performing functions in connection with transactions in Trust Interests. Nothing herein is intended, nor shall be construed, as requiring Salomon to perform any of the foregoing functions.

2.     TERM.

(a) This Agreement shall become effective with respect to a Trust or Portfolio on the date indicated on Exhibit A attached hereto. Exhibit A may be amended from time to time to add additional series of a Trust as agreed by that Trust and Salomon. This Agreement shall continue with respect to a Trust or Portfolio, as the case may be, for successive annual periods after its effectiveness so long as each such continuance is specifically approved by votes of a majority of both the Trustees of the applicable Trust and the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

(b) This Agreement is terminable as to a Trust or any Portfolio, without penalty, on 60 days' notice by the Trustees of the applicable Trust, by vote of the holders of a majority of the Trust Interests or beneficial interests in the Portfolio, as applicable, or on 90 days' notice by Salomon.

(c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

3.     LIMITATION OF LIABILITY.

Each party acknowledges and agrees that all obligations of each Trust under this Agreement are binding only with respect to that Trust or, if the Trust Interests have been divided into series, the applicable Portfolio; that any liability of the Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Trust or Portfolio, as the case may be; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

The obligations of each Trust hereunder shall not be binding upon any of the Trustees or officers of the Trust or holders of beneficial interests in the Trust personally, but shall bind only the assets and property of the particular Trust or, if the beneficial interests in the Trust have been divided into series, the particular Portfolio or Portfolios in question, and not any other Portfolio or series of the Trust or any other Trust that is party to this

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Agreement. Any reference to a Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of each Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

4.     REPRESENTATIONS AND WARRANTIES.

Salomon and each Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

5.     CONCERNING APPLICABLE PROVISIONS OF LAW, ETC.

This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.


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Yours very truly,

THE PREMIUM PORTFOLIOS
ASSET ALLOCATION PORTFOLIOS
CASH RESERVES PORTFOLIO
U.S. TREASURY RESERVES PORTFOLIO
TAX FREE RESERVES PORTFOLIO

each on behalf of itself and its series listed on Exhibit A attached hereto



By:________________________
    Title:



Accepted:

SALOMON SMITH BARNEY, INC.


By:________________________
    Title:


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                                                                      EXHIBIT A


TRUST AND PORTFOLIO                         EFFECTIVE DATE

THE PREMIUM PORTFOLIOS
Government Income Portfolio                 __________
International Equity Portfolio              __________
Large Cap Growth Portfolio                  __________
Small Cap Growth Portfolio                  __________

ASSET ALLOCATION PORTFOLIOS
Large Cap Value Portfolio                   __________
Small Cap Value Portfolio                   __________
International Portfolio                     __________
Foreign Bond Portfolio                      __________

CASH RESERVES PORTFOLIO                     __________

U.S. TREASURY RESERVES
PORTFOLIO                                   __________

TAX FREE RESERVES
PORTFOLIO                                   __________